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                                                                     EXHIBIT 3.1
BCS/CD-500 (Rev. 09/01)

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              MICHIGAN DEPARTMENT OF CONSUMER AND INDUSTRY SERVICES
                          BUREAU OF COMMERCIAL SERVICES
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  Date Received                       (FOR BUREAU USE ONLY)


                             This document is effective on the date filed, unless a
                             subsequent effective date within 90 days after
                             received date is stated in the document.
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Name

DAVID W. BARTON, ESQ.
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Address

229 COURT STREET, P.O. BOX 405
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City              State                          Zip

CHEBOYGAN        MICHIGAN                       49721                                 EFFECTIVE DATE:
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                            ARTICLES OF INCORPORATION

                                       OF

                             FRANKLIN BANCORP, INC.

         Pursuant to the provisions of Act 284, Public Acts of 1972, as amended (the "MBCA"), the undersigned corporation executes the following Articles of
Incorporation:

                                ARTICLE I - NAME

         The name of this corporation is:  Franklin Bancorp, Inc.

                              ARTICLE II - PURPOSES

         The purpose of this corporation is to engage in any business authorized for a bank holding company, registered or to be registered as such under the Bank Holding Company Act of 1956, as amended, being 12 USC Sections 1841 to 1850, and in any one or more lawful acts or activities within the purposes for which corporations may be organized under the MBCA.

                              ARTICLE III - CAPITAL

         Authorized Stock. The total authorized capital stock of this corporation is Six Million (6,000,000) shares of common stock ("Common Stock"). The following provisions are applicable to the authorized capital stock of this corporation:

         Class and Voting Rights. All shares of Common Stock shall be of one (1) class. Each holder of Common Stock shall be entitled to one (1) vote for each share held.




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                ARTICLE IV - REGISTERED OFFICE AND RESIDENT AGENT

         The address (which is the mailing address) of the current registered office of this corporation is 24725 West Twelve Mile Road, Southfield, Michigan 48034. The name of the current resident agent at the registered office is David
L. Shelp.

                              ARTICLE V - DIRECTORS

         The business and affairs of the corporation shall be managed under the direction of the board of directors. Members of the board of directors of this corporation shall be nominated, elected, or replaced as follows:

         A. Number of Directors. The number of the directors of this corporation shall be fixed from time to time by resolution adopted by the affirmative vote of at least two-thirds (2/3) of the entire board of directors but shall not be less than five (5) nor more than twenty-five (25).

         B. Classification. The board of directors shall be divided into three classes, designated Class I, Class II and Class III, as nearly equal in number as possible, with the term of office of one class expiring each year. Initially, Class I directors shall be elected for a one-year term, Class II directors for a two-year term, and Class III directors for a three-year term. At each succeeding annual meeting of the shareholders, successors of the class of directors whose term expires at that meeting shall be elected for a three-year term.

         C. Nomination and Election. Nominations of candidates for election as a director of this corporation at any meeting of shareholders called for that purpose (an "Election Meeting") shall be made by the board of directors or by any shareholder entitled to vote at the Election Meeting only in the manner described in this Article V. This corporation's directors shall be elected at an Election Meeting, except for vacancies and newly created directorships filled under Article V.D.

         Section 1. Board Nominations. Nominations made by the board of directors shall be made at a meeting of the board of directors, or by written consent of the directors in lieu of a meeting, and the nominations shall be reflected in the minute books of this corporation as of the date made.

         Section 2. Shareholder Nominations. Nominations for the election of directors may be made by a shareholder entitled to vote in the election of directors. A shareholder entitled to vote in the election of directors, however, may make such a nomination only if written notice of such shareholder's intent to do so, addressed to the president of the corporation, is delivered to or mailed and received at the principal executive offices of the corporation:

                  (a) with respect to an election to be held at an annual Election Meeting of shareholders, not later than the close of business on the ninetieth day nor earlier than the close of business on the one hundred twentieth day prior to the first anniversary of the immediately preceding year's annual Election Meeting; provided, however, that in the event that the date of the annual Election Meeting is more than thirty days before or more than sixty days after such anniversary date, notice by the shareholder in order to be timely must be so received not earlier than the close of business on the one hundred twentieth day prior to such annual Election Meeting and not later than the close of business on the later of the ninetieth day prior to such annual Election Meeting or the tenth day following the day on which public announcement of the date of such meeting of shareholders was first made; and





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                  (b) with respect to an election to be held at a special
meeting of shareholders called for the purpose of electing directors, not earlier than the close of business on the one hundred twentieth day prior to such special meeting and not later than the close of business on the later of the ninetieth day prior to such special meeting or the tenth day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. In no event shall the public announcement of an adjournment of a special meeting commence a new time period for the giving of a shareholder's notice as described above.

                  (c) For purpose of this Article V.C, "public announcement" shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service, or reported in a document publicly filed by the corporation with the Securities and Exchange Commission pursuant to Section 13, 14, or 15(d) of the Exchange Act.

                  (d) The written notice by the shareholder to the corporation shall set forth (i) the name, residence address and number of the corporation's shares owned by the notifying shareholder; (ii) each nominee's name, age, business address, and permanent residence address; (iii) each nominee's principal occupation or employment; (iv) the number of shares of capital stock of this corporation which are beneficially owned by each nominee; (v) a statement signed by each nominee that each nominee is willing to be nominated;
(vi) any other information concerning each nominee as would be required under the rules of the Securities and Exchange Commission in a proxy statement soliciting proxies for the election of directors (whether or not those rules are then applicable to this corporation); and (vii) such other information as may reasonably be required by the corporation to determine the qualifications of the proposed nominee to serve as a director.

         Section 3. Invalid Nominations. If the chairman of the Election Meeting determines that a nomination was not made in accordance with these procedures, the nomination shall be void, shall not be put to a vote of the shareholders and all votes cast in favor of a person so nominated shall be disregarded.

         D. Vacancies and Newly Created Directorships. Any vacancy occurring in the board of directors caused by resignation, removal, death, disqualification, or other incapacity, and any newly created directorships resulting from an increase in the number of directors, shall be filled by a majority vote of directors then in office, whether or not a quorum. Each director chosen to fill a vacancy or a newly created directorship shall hold office until the next election by the shareholders of the class for which the director was chosen. When the number of directors is changed, any newly created or eliminated directorships shall be so apportioned by the board of directors among the classes as to make all classes as nearly equal in number as possible. No decrease in the number of directors constituting the board of directors shall shorten the term of any incumbent director.

       ARTICLE VI - PROPOSALS TO BE CONSIDERED AT MEETINGS OF SHAREHOLDERS

         At any annual or special meeting of the shareholders of the corporation, there shall be submitted for consideration and vote by the shareholders only those proposals that are first brought before the meeting by or at the direction of the board of directors or a proposal made by a shareholder, which proposal has been included in the corporation's proxy materials, the proposal and its submission by the shareholder having been made in compliance with all the requirements set forth in the applicable rules and regulations of the Securities and Exchange Commission.



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                ARTICLE VII - LIMITATION OF DIRECTORS' LIABILITY

         No director shall be personally liable to the corporation or its shareholders for monetary damages for any action taken or any failure to take any action as a director, except liability for any of the following:

         1. The amount of a financial benefit received by a director to which he or she is not entitled.

         2. Intentional infliction of harm on the corporation or the shareholders.

         3. A violation of MCL 450.1551, being ss. 551 of the Michigan Business Corporation Act.

                         ARTICLE VIII - INDEMNIFICATION

         A. Indemnity Rights. Each director of this corporation shall be indemnified as of right to the fullest extent now or later permitted by law in connection with any actual or threatened civil, criminal, administrative or investigate action, suit or proceeding (whether brought by or in the name of this corporation, a subsidiary, or otherwise) arising out of his or her service as a director, trustee, officer, or in any other capacity to this corporation, a subsidiary, a trust or any other person at the request of this corporation or a subsidiary. Any officer, employee, representative, agent, or person who is not a director of this corporation may be similarly indemnified in respect of his or her service to this corporation to the extent authorized at any time by this corporation's bylaws or its board of directors. This corporation's bylaws may prescribe additional terms and conditions implementing the indemnification rights created under this Article. This corporation's bylaws may expand, but shall not diminish, the scope of indemnification prescribed by this Article.

         B. Insurance. This corporation may purchase and maintain insurance to protect itself and any director or other person against any liability asserted against him or her and incurred by him or her in respect of service to this corporation whether or not this corporation would have the power to indemnify him or her against any liability by law or under the provisions of this Article. The purchase of insurance shall not, however, diminish this corporation's obligations to a director under this Article.

         C. Application; Amendments. This Article shall be applicable to all claims, actions, suits, or proceedings against a director in his or her capacity as such, regardless of when commenced and regardless of when the underlying acts or omissions occurred. This Article shall continue to benefit any person who has ceased to render service to this corporation, and shall inure to the benefit of his or her estate, heirs and personal representatives. Any person who serves as a director while this Article is in effect shall be entitled to rely upon these indemnification rights as the binding contractual obligation of this corporation and it successors, which shall continue in full force and effect notwithstanding any merger, consolidation, liquidation, or dissolution of this corporation. No amendment, alteration, modification, or repeal of this Article shall have any retroactive effect to diminish in any respect a director's indemnity rights with respect to any claim arising or relating to any action, omission, or event occurring prior to the effective date of the amendment, alteration, modification, or repeal of this Article.






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               ARTICLE IX - NONAPPLICABILITY OF CHAPTERS 7A AND 7B
                    OF THE MICHIGAN BUSINESS CORPORATION ACT

         Pursuant to ss. 784(1)(b) of the Michigan Business Corporation Act, the Corporation elects not to be governed by Chapter 7A of the Michigan Business Corporation Act. Pursuant to ss. 794 of the Michigan Business Corporation Act, the Corporation elects not to be governed by Chapter 7B of the Michigan Business Corporation Act.

                             ARTICLE X - AMENDMENTS

         A. Generally. Notwithstanding anything contained in these Articles or the Bylaws of the corporation to the contrary, the affirmative vote of the holders of at least 66-2/3% of the voting power of all the shares of the corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to alter, amend, repeal or adopt any provision of these Articles, except that as to any proposal to alter, amend, repeal or adopt any provision of these Articles, which proposal has been approved by a majority of the corporation's board of directors, the shareholder vote to approve such proposal shall be only a majority of the voting power of all the shares of the corporation entitled to vote generally in the election of directors.

         B. Court Order. If any court of competent jurisdiction in this state concludes, as a matter of law, that any provision of these Articles of Incorporation is invalid or unenforceable, the court shall be authorized to modify the affected provision as and to the extent necessary to enforce that provision and these Articles to the fullest extent permitted by applicable law.

                            ARTICLE XI - INCORPORATOR

         The name and address of the incorporator is: David L. Shelp, 24725 West Twelve Mile Road, Southfield, Michigan 48034.

         These Articles of Incorporation were duly adopted by the incorporator of this corporation on the 4th day of February, 2002.


                                By: /s/ David L. Shelp
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                                        David L. Shelp, Incorporator





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